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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 56                                 Trade Date: 02/24/03
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 02/27/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is February 25, 2003



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

        CUSIP
         or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFE9              $2,607,000.00              3.50%                  08/15/09                 100%



    Interest Payment
       Frequency                                                               Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption      (including the redemption price)
    ----------------        -----------------      ---------------------       --------------------------------
        08/15/03                   Yes                     Yes                          100% 02/15/04
     semi-annually                                                                 semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $2,579,626.50             $27,373.50                $1.75             ABN AMRO Financial
                                                                             Services, Inc.
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